UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549
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FORM 8-K
_____________________________________________

CURRENT REPORT
Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

May 12, 2020 (May 12, 2020)
Date of Report (Date of earliest event reported)
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TYLER TECHNOLOGIES, INC.
(Exact name of registrant as specified in its charter)
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Delaware	1-10485	75-2303920
(State or other jurisdiction of incorporation organization)	(Commission File Number)	(I.R.S. Employer Identification No.)

5101 TENNYSON PARKWAY	PLANO	Texas	75024
(Address of principal executive offices)	(City)	(State)	(Zip code)

(972) 713-3700
(Registrant’s telephone number, including area code)

        Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):
☐  Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)
☐  Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)
☐  Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))
☐  Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c)

Title of each class	Trading symbol	Name of each exchange on which registered
COMMON STOCK, $0.01 PAR VALUE	TYL	New York Stock Exchange
Indicate by check mark whether the registrant is an emerging growth company as defined in as defined in Rule 405 of the Securities Act of 1933 (§230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§240.12b-2 of this chapter).
Emerging growth company ☐
If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act. ☐

Item 5.07 Submission of Matters to a Vote of Security Holders
On May 12, 2020, Tyler Technologies, Inc. held its annual meeting of stockholders. The results of the matters voted on at the meeting were as follows:
With respect to the election of directors, shares were voted as follows:

Nominee	Votes For	Votes Against	Abstentions	Broker Non-votes
Donald R. Brattain	31,954,083	1,405,208	19,736	2,985,788
Glenn A. Carter	31,158,409	2,198,379	22,239	2,985,788
Brenda A. Cline	30,523,493	2,836,385	19,149	2,985,788
J. Luther King Jr.	31,232,988	2,126,440	19,599	2,985,788
Mary L. Landrieu	32,676,204	541,108	161,715	2,985,788
John S. Marr Jr.	31,652,626	1,706,712	19,689	2,985,788
H. Lynn Moore Jr.	32,993,480	368,274	17,273	2,985,788
Daniel M. Pope	32,274,840	1,084,545	19,642	2,985,788
Dustin R. Womble	31,613,025	1,747,630	18,372	2,985,788

With respect to the ratification of Ernst & Young LLP as our independent auditors for fiscal year 2020, shares were voted as follows:

Votes For	Votes Against	Abstentions	Broker Non-votes
35,361,068	979,784	23,963	—

With respect to the approval of an advisory resolution on our executive compensation, shares were voted as follows:

Votes For	Votes Against	Abstentions	Broker Non-votes
31,477,158	1,832,098	69,771	2,985,788

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

TYLER TECHNOLOGIES, INC.

/s/ Brian K. Miller
May 12, 2020	By:	Brian K. Miller Executive Vice President and Chief Financial Officer (principal financial officer)